VOTING AGREEMENT

     AGREEMENT, dated as of May 11, 1999, by and among Cox Communications, Inc., a Delaware corporation ("Parent"), TCA Cable TV, Inc., a Texas corporation (the "Company"), and Fred R. Nichols, Darrell L. Campbell, Ben R. Fisch, M.D., A. W. Riter, Jr., A. W. Riter, III, Wayne J. McKinney, Joanne McKinney, Randall K. Rogers, Melvin R. Jenschke, Louise H. Rogers, Russell B. Rogers, Rebecca Rogers Langner and Rogers Venture Enterprises, Inc., a Texas corporation (collectively, the "Stockholders" and individually a "Stockholder"), each of whom is a shareholder of the Company.

     WHEREAS, concurrently herewith, Parent, Cox Classic Cable, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

     WHEREAS, each Stockholder is the record or beneficial owner of the number of Shares (as that term is defined below) set forth opposite such Stockholder's name in Schedule I hereto;

     WHEREAS, approval of the Merger Agreement by the Company's shareholders is a condition to the consummation of the Merger;

     WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and approved this Agreement, pursuant to Part 13 of the TBCA and all other relevant provisions of the TBCA, and such approvals and adoption have not been withdrawn; and

     WHEREAS, Parent is unwilling to enter into the Merger Agreement unless the Stockholders enter into this Agreement concurrently with the execution of the Merger Agreement, and the Stockholders desire and are willing to induce Parent to enter into the Merger Agreement by their entry into this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          Section 1. Consent; Agreement to Vote. (a) Each Stockholder hereby agrees (for itself and not as to any other Stockholder) that, during the term of this Agreement, it shall, from time to time, (i) at the request of Parent, execute and deliver (or cause to be executed and delivered) a written consent with respect to, or (ii) vote, or cause to be voted, at any meeting of shareholders of the Company or at any adjournment or postponement thereof, in person or by proxy, all shares of common stock, all rights under the Company Rights Agreement, and any other voting securities of the Company (whether acquired heretofore or hereafter), that are owned of record and beneficially by such Stockholder or as to which such Stockholder has,
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directly or indirectly, the right to vote or direct the voting (such
Stockholder's "Shares"), (x) in favor of approval and adoption of the Merger Agreement, the Merger and any action required in furtherance thereof, (y) against any action or agreement that would result in a material breach of any representation, warranty, covenant or obligation of the Company contained in the Merger Agreement, and (z) against any Competing Transaction (as defined below). Each Stockholder agrees, during the term hereof, not to execute any written consent in lieu of a shareholders meeting or vote of the shareholders of the Company, if such consent or vote by the shareholders of the Company would be inconsistent with or frustrate the purposes of the other agreements of such Stockholder pursuant to this Section. A "Competing Transaction" means any of the following, received or proposed, (A) any Acquisition Proposal, (B) any other proposed alternative transaction to sell, transfer or otherwise dispose of 15% or more of the capital stock or assets of the Company, (C) any proposed recapitalization or reorganization of the Company (other than a reincorporating merger or a holding company merger that in either case results in the shareholders of the Company owning all of the equity interests in the surviving corporation and any reorganization that involves only the subsidiaries of the Company), (D) any change in the majority of the persons who constitute the Board of Directors of the Company, other than in the ordinary course of business, (E) any material amendment to the articles of incorporation of the Company or (F) any other proposal that frustrates or hinders the Merger or the other transactions contemplated by the Merger Agreement.

          (b) Each Stockholder hereby appoints Parent and any designee of Parent, each of them individually, such Stockholder's proxy and attorney-in-fact pursuant to the provisions of Article 2.29(C) of the TBCA with full power of substitution and resubstitution, to vote and act on such Stockholder's behalf and in such Stockholder's name, place and stead with respect to the Stockholder's Shares, at any annual, special or other meeting of the shareholders of the Company, and at any adjournment or postponement of any such meeting, held during the term of this Agreement and to act by written consent with respect to such Stockholder's Shares, at all times during the term of this Agreement with respect to the matters referred to in, and in accordance with, Section 1(a) hereof. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder affirms that this proxy is coupled with an interest and shall be irrevocable. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

          (c) Each Stockholder agrees that it will not contract to sell, sell or otherwise pledge, encumber, transfer or dispose of any of the Shares owned by it or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than pursuant to the Merger or with Parent's prior written consent.


                                      -2-
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          (d)  Each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Shares and agrees that it will not grant any other proxies to vote any or all of its Shares.

          (e) Each Stockholder hereby agrees to cooperate reasonably with Parent and the Company in connection with the Merger Agreement and consummation of the transactions contemplated thereby. Each Stockholder agrees that it will not, and will use reasonable best efforts to cause its officers, employees, representatives and agents not to, directly or indirectly, encourage, solicit or engage in discussions or negotiations with any third party (other than Parent) concerning any Acquisition Proposal.
Each Stockholder shall, and shall use reasonable best efforts to cause its officers, employees, representatives and agents to, terminate all discussions or negotiations with any Person with respect to any Acquisition Proposal. Each such Stockholder will notify Parent immediately of any Acquisition Proposal (or inquiries with respect thereto) that are received by, or any negotiations or discussions with respect thereto of which it is aware that are sought to be initiated with, such Stockholder, will advise Parent of the identity of any Person making any such Acquisition Proposal and of the terms thereof and shall keep Parent apprised with respect to all matters relating thereto.

          Section 2. Securities Act Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder hereby agrees and represents to Parent as follows:

          (a) Such Stockholder understands that, to the extent such Stockholder is considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the shareholders of the Company or for action by written consent of shareholders of the Company, any public offering, sale or other disposition by such Stockholder of any Parent Class A Common Stock received by such Stockholder in the Merger (collectively, the "Restricted Sales") will, under current law, require any of (i) the further registration under the Securities Act of any Parent Class A Common Stock to be sold by such Stockholder, (ii) compliance with applicable provisions of Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act. Each Stockholder agrees not to make any Restricted Sale unless the conditions of clause (i), (ii), or (iii) are met.

          (b) Such Stockholder also understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Class A Common Stock and that a legend will be placed on the certificates for the Parent Class A Common Stock, issued to such Stockholder, or any substitutions therefor to reflect the restrictions referred to in


                                      -3-
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Section 2 (a) on such Stockholder's ability to sell Parent Class A Common
Stock.

          Section 3.  Other Covenants and Agreements.

          (a) Each Stockholder hereby consents, for purposes of any shareholders' agreement or other agreement or commitment among the shareholders of the Company, to the execution, delivery and performance of this Agreement by each other Stockholder (and waives any rights such Stockholder would otherwise have pursuant to any such shareholders' agreement or other agreement or commitment by virtue of the execution, delivery or performance of this Agreement).

          (b) Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

          (c) Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under the TBCA.

          (d) The Company hereby acknowledges receipt of an executed copy of this Agreement and agrees to deposit such copy in its corporate records and to make it available for inspection by the shareholders of the Company and otherwise to comply with the provisions of Article 2.30 of the TBCA.

          (e) Each Stockholder agrees to deliver all certificates held by it representing any of the Shares to the Company promptly following the execution hereof. The Company shall place on each such certificate a legend reciting this Agreement and otherwise comply with the requirements of Article
2.30 of the TBCA and return such legended certificates to the Stockholders.

          Section 4. Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows:

          (a) This Agreement has been approved by the Board of Directors of Parent, representing all necessary corporate action on the part of Parent for the execution, delivery and performance hereof by Parent (no action by the stockholders of Parent being required).

          (b) This Agreement has been duly executed and delivered by a duly authorized officer of Parent.

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          (c)  This Agreement constitutes a valid and binding agreement of
Parent, enforceable against Parent in accordance with its terms.

          (d) The execution and delivery of this Agreement by Parent does not violate or breach, and will not give rise to any violation or breach, of Parent's charter or bylaws, or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any law, contract, instrument, arrangement or agreement by which Parent is bound.

          Section 5. Representation and Warranties of the Stockholders. Each Stockholder, as to such Stockholder, only, represents and warrants to Parent as follows:

          (a) Schedule I sets forth, opposite such Stockholder's name, the number and type of such Stockholder's Shares as of the date hereof. Such Stockholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, other than this Agreement and as disclosed on Schedule I. Except as set forth in
Schedule I and except under the Company Rights Agreement, such Stockholder does not own or hold any rights to acquire any additional Shares or other securities of the Company or any interest therein or any voting rights with respect to any additional Shares or any other securities of the Company.

          (b) If such Stockholder is not an individual, this Agreement has been approved by its Board of Directors (or comparable governing body) and, to the extent necessary, the shareholders of such Stockholder, representing all necessary action on the part of such Stockholder for the execution and performance hereof by such Stockholder.

          (c) If such Stockholder is not an individual, this Agreement has been duly executed and delivered by a duly authorized officer or comparable representative of such Stockholder.

          (d) This Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

          (e) The execution, delivery and performance of this Agreement by such Stockholder does not violate or breach, and will not give rise to any violation or breach, of such Stockholder's charter or bylaws or other organizational documents (if such Stockholder is not an individual), or, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any law, contract, instrument, arrangement or agreement by which such Stockholder is bound.


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          (f)  The execution and delivery of this Agreement by such
Stockholder and the other signatories hereto does not create or give rise to any right in such Stockholder or, to such Stockholder's knowledge, in any other signatory hereto, with respect to the Shares or any other security of the Company (including, without limitation voting rights and rights to purchase or sell any such Shares or other securities) pursuant to any shareholders' agreement or similar agreement or commitment, other than any such right as is duly and validly waived pursuant to Section 3 (a) of this Agreement.

          Section 6. Effectiveness and Termination. This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement pursuant to Section 9.1(a), 9.1(b)(i), 9.1(b)(ii), 9.1(d)(iii), 9.1(c)(iii) or 9.1(d)(i) thereof and (c) the date that is six months after any other termination of the Merger Agreement. Upon the termination hereof, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligations or liability hereunder.

          Section 7.   Miscellaneous.

          (a) Notices, Etc. All notices, requests, demands, or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

          If to Parent:

               Cox Communications, Inc.
               1400 Lake Hearn Drive, N.E.
               Atlanta, Georgia
               Attention:  Legal Department
               Facsimile:  (404) 843-5845

               with a copy to:

               Dow, Lohnes & Albertson
               1200 New Hampshire Ave., N.W.
               Washington, DC 20036
               Attn:  Stuart A. Sheldon, Esq.
               Telecopy:  (202) 776-2222



                                      -6-
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          If to the Company:

               TCA Cable TV, Inc.
               3015 S.S.E. Loop 323
               Tyler, TX 75701
               Attn: Fred R. Nichols
               Attn: Jeff Brown
               Telecopy:  (903) 596-9008

          If to any Stockholder, at its
          address set forth on Schedule I.

or to such other address as such party shall have designated by notice receive by each other party.

          (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or, except as expressly set forth in Section 6, terminated, except by an instrument in writing signed by Parent and each other party to be bound thereby.

          (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as contemplated by the Merger Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

          (d) Entire Agreement. This Agreement (together with the Merger Agreement and the other agreements and documents expressly contemplated hereby and thereby, including the Confidentiality Agreement) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Merger Agreement.

          (e) Severability. If any terms of this Agreement or the application thereof to any party or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that, in such event, the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be in valid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.



                                      -7-
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          (f)  Specific Performance.  The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof, and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

          (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

          (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of applicable jurisdiction in Dallas County, Texas, in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding. To the maximum extent practicable, this Agreement will be deemed to call for performance in Dallas County, Texas.

          (k) Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to principles of conflicts of law.


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          (l)  Name, Captions, Gender.  The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

          (m) Counterparts. This Agreement may be executed in any number of counterparts, each which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

          (n) Expenses. Each of Parent and each Stockholder shall bear its own expenses incurred in connection with this Agreement; provided, however, that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursement from the other party or parties to such dispute; and provided, further, that if the Merger is consummated in accordance with the Merger Agreement, Parent shall cause the Company to reimburse the Stockholders for their reasonable expenses in connection with this Agreement.

          (o) Action in Stockholder Capacity Only. No Stockholder who is a director or officer of the Company makes any agreement in this Agreement in his or her capacity as such director or officer. Each Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares. The provisions of this Agreement shall not apply to actions taken or omitted to be taken by any such person in his or her capacity as a director or officer of the Company.

          (p) Obligations Several. The obligations of each Stockholder under this Agreement shall be several and not joint. No Stockholder shall have any liability, duty or obligation arising out of or resulting from any failure by any other Stockholder to comply with the terms and conditions of this Agreement.













                                      -9-
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Parent:

COX COMMUNICATIONS, INC.

By:    /s/ John M. Dyer
Name:  John M. Dyer
Title: Vice President, Mergers and Acquisitions


Stockholders:


/s/ Fred R. Nichols
-----------------------------------
Fred R. Nichols

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701


/s/ Darrell L. Campbell
-----------------------------------
Darrell L. Campbell

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701

/s/ Ben R. Fisch, M.D.
-----------------------------------
Ben R. Fisch, M.D.

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701










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/s/ A.W. Riter, Jr.
-----------------------------------
A.W. Riter, Jr., Individually

     and as Trustee or Partner (as the case may be) of:

     Riter Family Partnership
     Riter Charitable Trust

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701

/s/ A.W. Riter, Jr.
-----------------------------------
A.W. Riter, Jr.


/s/ A. W. Riter, Jr.
-----------------------------------
A.W. Riter, III

      each as Trustee or Partner (as the case may be) of:

     Alysia Elizabeth Kerr No. 1 Trust
     Andrew Cameron Kerr No.1 Trust
     Kaylyn Kelsey Kerr No.1 Trust
     Walter Riter Kerr No.1 Trust
     William Caleb Kerr No.1 Trust
     Paxton Whitted Ritter No.1 Trust
     Alysia Elizabeth Kerr '89 Trust
     Andrew Cameron Kerr '89 Trust
     Kaylyn Kelsey Kerr '89 Trust
     Walter Riter Kerr '89 Trust
     William Caleb Kerrr '89 Trust
     Paxton Whitted Riter '89 Trust
     Riter Family Partnership
     A.W. Riter, Jr. Charitable Trust.

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701







                                     -11-
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/s/ Wayne J. McKinney
-----------------------------------
Wayne J. McKinney

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701


/s/ Joanne McKinney
-----------------------------------
Joanne McKinney

     as Trustee of:

     Childrens' Trusts

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701

/s/ Randall K. Rogers
-----------------------------------
Randall K. Rogers, Individually

     and as Trustee of:

     Rogers Family Trust
     Ryan's Account (UGMA)
     Austin's Account (UGMA)

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701


/s/ Melvin R. Jenschke
-----------------------------------
Melvin R. Jenschke

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701







                                     -12-
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/s/ Louise H. Rogers
-----------------------------------
Louise H. Rogers

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701


ROGERS VENTURE ENTERPRISES, INC..

       /s/ Randall K. Rodgers
-----------------------------------
Name:  Randall K. Rodgers
Title: President

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701

/s/ Russell B. Rogers
-----------------------------------
Russell B. Rogers

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701

/s/ Rebecca Rogers Langner
_________________________________
Rebecca Rogers Langner

Address:  TCA  Cable TV, INC.
          3015 S.S.E. Loop 323
          Tyler, Texas 75701


Company:

TCA CABLE TV, INC.


By:  /s/ Fred R. Nichols
-----------------------------------
Name: Fred R. Nichols
Title: Chairman, CEO & President





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                                  Schedule I

                             List of Stockholders


Name/Address        Number  and Type of Shares(1)       Rights to Acquire(2)
Shares

1.   Fred R. Nichols             73,326                      125,000
                                  5,250(3)

2.   Darrell L. Campbell         46,502
                                    404(3)

3.   Ben R. Fisch, M.D.       1,222,542                       25,000

4.   Wayne J. McKinney          206,580                       10,000

5.   Joanne McKinney            121,991(4)

6.   A. W. Riter, Jr.           793,972                       25,000
     A. W. Riter, III(5)        457,578(4)

7.   Randall K. Rogers          135,380                        9,000
                                122,400(4)
                                  1,748(3)


_______________

(1)  All Shares are shares of Company Common Stock.

(2) Rights to acquire shares are pursuant to the Director's Plan or the Option Plan.

(3) These shares are held pursuant to the terms of a cash or deferred arrangement intended to be qualified under Section 401(k) of the Code.

(4) Stockholder has the power to vote the Shares in Stockholder's capacity as a trustee in the trusts or a partner in the partnerships listed after Stockholder's name on the signature page hereto.







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Name/Address        Number  and Type of Shares(1)       Rights to Acquire(2)
Shares



8.   Melvin R. Jenschke          45,260                           21,000
                                  2,760(3)

9.   Louise H. Rogers         5,542,810


10.  Rogers Venture           1,400,000
     Enterprises, Inc.

11.  Russell B. Rogers           93,820

12.  Rebecca Rogers Langner


















_________________

(5) Stockholder has the power to vote the Shares in Stockholder's capacity as co-trustee with A.W. Ritter, Jr. in the trusts or as a partner in the partnerships listed after the Stockholder's name on the signature pages hereto.







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